                                                                      Exhibit 11

                           THE WASHINGTON POST COMPANY

                             CALCULATION OF EARNINGS
                            PER SHARE OF COMMON STOCK
                            (In thousands of shares)

                                                Thirteen Weeks Ended
                                             ----------------------------
                                             March 30,          March 31,
                                               2003               2002
                                               ----               ----

       Number of shares of
       Class A and Class B
       common stock outstanding
       at beginning of
       Period                                  9,511                9,495

       Issuance of shares of
       Class B common stock
       (weighted), net of
       forfeiture of restricted
       stock awards                               15                    3
                                             -------              -------
       Shares used in the
       computation of basic
       earnings per common share               9,526                9,498

       Adjustment to reflect
       dilution from common stock
       equivalents                                27                   14
                                             -------              -------
       Shares used in the
       computation of diluted
       earnings per common share               9,553                9,512
                                             -------              -------
       Net income available for
       common shares                         $72,545              $11,081
                                             -------              -------
       Basic earnings per common
       Share                                 $  7.62              $  1.17
                                             -------              -------
       Diluted earnings per
       common share                          $  7.59              $  1.16
                                             -------              -------